Exhibit 10.19

Agreement Number: 20240200006

# Outsourcing Maintenance Service Agreement

**Party A: Lapis Financial Technology Limited**
CRCMB No.: 99312 (SO)

**Party B: Guo Yan Innovation Technology (Macau) Co. Ltd.**
CRCMB No.: 79446 (SO)

**Whereas:**

- Party A signed a business cooperation agreement on January 15, 2024, with Shenzhen CAI PTE Ltd. (Unified Social Credit Code: 91440300685370871P, hereinafter referred to as "Shenzhen CAI") (Agreement No.: 20240100001, hereinafter referred to as the "Shenzhen Target Agreement"), and entered into an intermediary service agreement with Party B (Agreement No.: 20240200002, hereinafter referred to as the "Original Intermediary Agreement"). The summary of the subject matter of the two agreements is that Party A provides AI algorithm model services and data encryption computing node services developed by Party B to Shenzhen CAI, and Party B's responsibilities include, but are not limited to, maintenance services after product delivery.
- After the preliminary cooperation, Party A has high expectations for the AI products used by Party B in providing services under the Shenzhen Target Agreement. Therefore, Party A intends to procure the private computing platform, intelligent service platform, and big data models developed by Party B (hereinafter referred to as "AI Assets"). Both parties will sign a transfer agreement (Agreement No.: 20240300001, hereinafter referred to as the "Transfer Agreement") in August 2024.
- Since the aforementioned AI Assets will belong to Party A after the Transfer Agreement comes into effect, the entity responsible for providing routine maintenance services under the Shenzhen Target Agreement should be changed from Party B to Party A.
- Additionally, Party A intends to sign a business cooperation agreement with Jiangxi Muhe Business Service Co., Ltd. (Unified Social Credit Code: 91361181MA398P4N6D, hereinafter referred to as "Jiangxi Muhe") (Agreement No.: 20240100004, hereinafter referred to as the "Jiangxi Target Agreement"), to provide AI algorithm model services and data encryption computing node services related to the aforementioned AI Assets to Jiangxi Muhe.

In order to maintain a good service experience for customers, after friendly consultation between Party A and Party B, Party A entrusts Party B to provide daily maintenance services derived from the Target Agreements to Party A's customers. Party B agrees to accept the entrustment, and both parties reach the following agreement to comply with it together.

**1. Service Content**

Party A entrusts Party B with the routine maintenance services that Party A needs to provide to its clients under the Target Agreements. Party B agrees to accept the entrustment and undertake the following tasks:

- System Monitoring and Maintenance: Party B shall implement regular system monitoring to ensure the proper operation of the AI algorithm model services and data encryption computing node services provided by Party A.
- Fault Diagnosis and Recovery: Upon receiving a fault notification from Party A or Party A's clients, Party B shall respond promptly and initiate the fault diagnosis procedure, using professional technical knowledge to quickly identify the issue and execute necessary recovery measures to minimize service interruption time.
- Usage Recording and Reporting: Party B shall assist Party A in calculating and recording the number of model invocations and shall produce relevant independent settlement reports to be sent to Party A within seven working days after the end of each month.

Party A agrees that Party B is not required to provide any additional services, especially consulting services, while providing the aforementioned maintenance services.

**2. Service Fees**

- Party A agrees to pay Party B for the outsourced maintenance service fees, with the fee amount as follows:
  Maintenance service fee per Party A client: HKD 40,000.00 (Forty Thousand Hong Kong Dollars) per month.
- Both parties agree that the service fees under this agreement will be calculated monthly, with settlement and payment at the end of each quarter (i.e., at the end of March, June, September, and December each year). Party A shall pay the service fees to Party B within 60 working days after the end of each quarter.

**3. Agreement Duration**

- This agreement is valid from August 5, 2024, to September 30, 2025.

- Other conditions for termination of the agreement:
  (1) If Party B loses its capability to provide services, making normal service delivery impossible;
  (2) If, during the performance of the agreement, it is discovered that Party B does not meet the conditions necessary to fulfill the agreement, resulting in the inability to perform the agreement;
- Both parties may negotiate to mutually terminate this agreement, and either party may terminate this agreement by providing written notice to the other party three months in advance.

**4. Rights and Obligations of Both Parties**

- Rights and Obligations of Party A:
  (1) To pay the service fees on time;
  (2) To provide necessary cooperation and support to ensure that Party B can carry out maintenance work smoothly;
  (3) To supervise and inspect the services provided by Party B to ensure that the service quality meets the requirements.

- Rights and Obligations of Party B:
  (1) To provide high-quality maintenance services to Party A in accordance with the content and standards specified in the agreement;
  (2) As the provider of Party A's outsourced daily maintenance services, if there are technical failures involving the platforms or models related to the maintenance services, Party B needs to provide Party A with relevant fault and repair reports;
  (3) Party B shall not modify the code or settings of the platforms and models involved when providing maintenance services, nor shall Party B convey any notifications or decisions from Party A to Party A's clients in the capacity of a representative of Party A, or enter into or sign any agreements with Party A's clients;
  (4) To respond promptly to service requests from Party A and Party A's clients, ensuring the timeliness and effectiveness of maintenance work;
  (5) To report any problems and potential risks discovered during the maintenance process to Party A in a timely manner and propose solutions;
  (6) To keep confidential the commercial secrets and sensitive information of Party A and Party A's clients, and not to disclose them to any third parties.

**5. Liability for Breach of Contract**

- If Party A fails to pay the service fees on time, Party B has the right to suspend the

provision of services.

- If Party B fails to provide services in accordance with the content and standards stipulated in the agreement, Party A has the right to require Party B to rectify the situation. If Party B does not complete the required rectification within 20 days, Party A has the right to unilaterally terminate this agreement.
- If either party breaches the terms of this agreement and causes losses to the other party, the breaching party shall compensate the other party for its actual economic losses.

**6. Force Majeure**

- The term "force majeure" as used in this contract refers to events that are insurmountable, unforeseen, and unavoidable.
- If either party or both parties encounter a force majeure event as defined by law or this contract, the party experiencing the force majeure event shall provide the other party with proof of the occurrence of the force majeure event issued by the relevant notarization authority or government department within 20 days from the date of the occurrence. If the parties fail to reach a supplementary agreement regarding the continued performance of this contract or to amend or modify this contract within 30 days from the date of the occurrence of the force majeure event, either party has the right to issue a written notice to terminate this contract. This contract shall terminate from the date the termination notice is delivered to the other party.
- Regardless of the type of force majeure event that occurs, it shall not exempt Party A from the obligation and responsibility to pay the service fees due to Party B under this contract.

**7. Miscellaneous**

- The interpretation, modification, performance, and resolution of disputes of this agreement shall be governed by the laws of the Macao Special Administrative Region.
- If there are disputes regarding the performance of this agreement, the parties shall resolve them through friendly consultation. If consultation fails, either party may file a lawsuit in the courts of the Macao Special Administrative Region for resolution.
- Any changes to this agreement must be agreed upon in writing by both parties.
- This agreement is made in two copies, one for each party, and both copies shall have equal legal effect.

(The following is intentionally left blank)

**Party A: Lapis Financial Technology Limited**

**Signature (Seal):**

**Party B: Guo Yan Innovation Technology (Macau) Co. Ltd.**

**Signature (Seal):**

Date: August 5, 2024